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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-234004

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 7, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus, dated October 4, 2019)

13,379,205 Shares

COMMON STOCK

        We are offering 13,379,205 shares of our common stock, par value $0.01 per share (the "Common Stock"). Our Common Stock is listed on The Nasdaq Capital Market ("Nasdaq") under the symbol "SMPL." On October 4, 2019, the last reported sale price of our Common Stock on Nasdaq was $27.26. We will receive all of the net proceeds from this sale of our shares of Common Stock.

        INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT.

	Price to Public	Underwriting Discounts and Commissions	Proceeds, before expenses, to The Simply Good Foods Company
Per Share	$	$	$
Total	$	$	$

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Delivery of the Common Stock will be made on or about                        , 2019.

Goldman Sachs & Co. LLC

Prospectus Supplement dated                        , 2019

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front cover page of this prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered or shares of Common Stock are sold on a later date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement relates to a prospectus which is part of a registration statement that we have filed with the Securities and Exchange Commission ("SEC") utilizing a shelf registration process. Under this shelf registration process, we may sell the securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Please carefully read both this prospectus supplement and the accompanying prospectus, including the information described in the sections entitled "Where You Can Find More Information" and "Incorporation by Reference of Certain Documents."

        If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements. When used anywhere in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, the words "expect," "believe," "anticipate," "estimate," "intend," "plan" and similar expressions are intended to identify forward-looking statements. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution you that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not place undue reliance on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These forward-looking statements include, among other things:

  •
  our ability to continue to operate at a profit;

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  our ability to maintain current operation levels;

  •
  our ability to maintain and gain market acceptance for our products or new products;

  •
  our ability to capitalize on attractive opportunities;

  •
  our ability to respond to competition and changes in the economy;

  •
  the Acquisition (as defined below) not being completed in the timeframe expected by us or at all;

  •
  delays or failures relating to the financing of the Acquisition;

  •
  unexpected costs, charges or expenses resulting from the Acquisition;

  •
  failure to realize the anticipated benefits of the Acquisition;

  •
  difficulties and delays in achieving the synergies and cost savings in connection with the Acquisition;

S-ii

  •
  changes in the business environment in which we operate including general financial, economic, capital market, regulatory and political conditions affecting us and the industry in which we operate;

  •
  changes in consumer preferences and purchasing habits;

  •
  our ability to maintain adequate product inventory levels to timely supply customer orders;

  •
  the impact of the Tax Cuts and Jobs Act of 2017 on our business; changes in taxes, tariffs, duties, governmental laws and regulations; the availability of or competition for other brands, assets or other opportunities for investment by us or to expand our business;

  •
  competitive product and pricing activity;

  •
  difficulties of managing growth profitably;

  •
  the loss of one or more members of our or of Quest's (as defined herein) management team; and

  •
  other risks and uncertainties indicated in this prospectus supplement, the accompanying prospectus and in the documents that are incorporated by reference herein or therein, including those set forth under the section entitled "Risk Factors" in this prospectus supplement, the accompanying prospectus and in the documents that are incorporated by reference herein or therein.

        These forward-looking statements are based on information available as of the date made, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. All forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are qualified entirely by the cautionary statements included or incorporated by reference in this prospectus supplement, the accompanying prospectus and our other filings with the SEC. These risks and uncertainties or other important factors could cause actual results to differ materially from results expressed or implied by forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. These forward-looking statements speak only as of the date made. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws, and investors should not rely on the forward-looking statements as representing our views as of any date subsequent to the made.

        As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our Common Stock, see the section entitled "Risk Factors" in this prospectus supplement, the accompanying prospectus and in the documents that are incorporated by reference herein and therein.

        Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

S-iii

 PROSPECTUS SUMMARY

        This summary highlights selected information from this prospectus supplement and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus supplement, including our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the information set forth under the heading "Risk Factors." See also the section entitled "Where You Can Find More Information."

        Unless otherwise indicated or the context otherwise requires, references in this prospectus to "Simply Good Foods," "Atkins," the "Company," "we," "our" "us" and other similar terms refer to The Simply Good Foods Company and its consolidated subsidiaries.

        Unless otherwise specified, share calculations do not include any shares of Common Stock issuable upon the exercise of outstanding warrants to purchase shares of Common Stock.

Overview

        Simply Good Foods is a developer, marketer and seller of branded nutritional foods and snacking products. Our highly-focused product portfolio consists primarily of nutrition bars, ready-to-drink ("RTD") shakes, snacks and confectionery products marketed under the Atkins®, SimplyProtein®, and Atkins Endulge® brand names. Our goal is to lead the nutritious snacking movement with trusted brands that offer a variety of convenient, innovative, great-tasting, "better-for-you" snacks and meal replacements. Over the past 45 years, Atkins has become an iconic American brand that for many consumers stands for "low carb," "low sugar" and "protein rich" nutrition. The Atkins approach focuses on a healthy nutritional approach with reduced levels of carbohydrates and sugars and encourages the consumption of lean protein, fiber, fruits, vegetables, and good fats.

        In our core Atkins snacking business, we strive to offer a complete line of nutrition bars, RTD shakes and confections that satisfy hunger while providing consumers with a convenient, "better-for-you" snacking alternative. Our sales, marketing and R&D capabilities enable us to distribute products into a national customer base across the mass merchandiser, grocery and drug channels. We believe that Atkins' broad brand recognition, our depth of management talent and strong cash generation position us to continue to innovate in the Atkins brand and acquire other brands, and thereby become an industry leading snacking platform. To that end, in December 2016, Atkins completed the acquisition of Wellness Foods, Inc., a Canada-based developer, marketer and seller of the SimplyProtein® brand that is focused on protein-rich and low-sugar products. On August 21, 2019, we announced that we entered into a definitive agreement to acquire Quest (as defined below), a healthy, lifestyle food brand. See "—Recent Developments" for additional information on the Acquisition.

        Snacking occasions are on the rise as consumers crave convenient, healthy and delicious foods, snacks and meal replacements for their on-the-go lifestyles. We believe our emphasis on nutrition bars and RTD shakes positions us to capitalize on consumers' busy schedules. We believe a number of existing and emerging consumer trends within the U.S. food and beverage industry will continue to both drive the growth of the nutritional snacking category and increase the demand for our product offerings. Some of these trends include increased consumption of smaller, more frequent meals throughout the day, consumers' strong preference for convenient, "better-for-you" snacks, consumers' greater focus on health and wellness, and consumers' moves toward controlling carbohydrate and sugar consumption, as well as the trend of consumers seeking to add convenient sources of protein and fiber to their diets.

Our Strengths

        Powerful brand with strong consumer awareness and loyalty.    We are a leading player in the fast-growing nutritional snacking category, and Atkins is one of the leading brands with scale in both nutrition bars and RTD shakes. The Atkins iconic brand has 83% aided brand awareness with U.S. consumers today, based on a study conducted by Atkins in July 2019. Our highly-focused snacking portfolio provides us with a leading position within retailers' nutrition and wellness aisles, resulting in meaningful shelf space. Atkins' ability to appeal to both weight management program consumers and consumers focused on everyday nutritious eating makes it a highly attractive and strategic brand for a diverse set of retailers across various distribution channels.

        Aligned with consumer mega trends.    Increasing global concern about growing rates of obesity and weight-related diseases and other health issues has resulted in increased scientific, media and consumer focus on nutrition. Over 100 independent, peer reviewed, clinical studies show the benefits of controlling carbohydrates. Management believes that this focus is prompting consumers to rebalance their nutritional breakdown away from carbohydrates. In fact, 73% of consumers are seeking to lower their carbohydrate intake according to Health Focus International. Atkins brand attributes "low carb," "low sugar" and "protein rich" nutrition, are well aligned with consumer mega trends. In addition, consumers' eating habits are gradually shifting towards increased convenience, snacking and meal replacement. Our portfolio of convenient and nutritious products as well as our ongoing effort to meet consumer demands for "cleaner labels," which we define as products made with fewer, simpler and more recognizable ingredients, are strategically aligned with these trends.

        Scalable snacking and food platform.    With the highly-recognized Atkins brand as an anchor, we have been able to grow our product offerings through our brand extensions and through acquisitions such as the December 2016 acquisition of Wellness Foods, Inc. Our in-house product development experience, combined with our outsourced manufacturing model, allow us to bring new products to market quickly. We pride ourselves on knowing our consumers and mining insights that lead to new products and ideas. We believe that we have the ability to leverage our strong relationships with our retail customers and distributors, brand building record, and category management expertise to help new products, brands and brand extensions gain distribution and consumer recognition, allowing us to continue to successfully expand our snacking platform.

        Asset-light business with strong cash generation.    We retain core in-house capabilities including sales, marketing, brand management, customer relationships, product development, and supply-chain know-how, while partnering with a diversified pool of contract manufacturers and distributors to execute manufacturing and distribution. Outsourcing these competencies allows us to focus our efforts on innovation, marketing and sales to strive to meet consumer demands. Our lean infrastructure allows for significant flexibility and speed-to-market and minimal capital investment, which translates into relatively consistent and robust free cash flow generation over time, driven by strong gross margins.

        Experienced leadership team.    Simply Good Foods has an experienced team of industry veterans with extensive experience across multiple branded consumer products, food and nutrition categories. For example, our Chief Executive Officer, Joseph Scalzo, has significant experience operating packaged foods businesses, having served in various leadership roles at Dean Foods, WhiteWave Foods, The Gillette Company, The Coca-Cola Company and The Procter & Gamble Company. Our management team's extensive experience is complemented by the significant industry expertise of our directors James Kilts, the former Chief Executive Officer of The Gillette Company and Nabisco, and former President of Kraft USA and Oscar Mayer, and David West, the former Chief Executive Officer of Big Heart Pet Brands and The Hershey Company. Our management team's deep expertise and proven track record in managing brands and operating packaged food businesses is a key driver of our success and positions Simply Good Foods as an attractive vehicle for future long-term growth within the snacking space and broader food category.

Our Strategies

        Continue our advocacy, education and activation for core program consumers.    Consumers who purchase Atkins' products have shown a strong affinity for the brand as evidenced by a relatively high level of servings per buyer, per year. Historically, our core target consumer base has consisted of individuals participating in branded weight management programs. These consumers are our most loyal, profitable and frequent purchasers. We use targeted television and print ads with a celebrity-based campaign that motivates the potential programmatic buyer to try the Atkins approach to weight loss. We retain these buyers with a value-added "tool-kit" of a resource-filled website and mobile app that contains all the content necessary to follow the Atkins approach successfully—including menu planners, shopping lists, carb counter, community support, inspirational success stories, and over 1,500 recipes. We have an active and growing digital and social presence, using a comprehensive approach of search, banner and search engine optimization efforts. We are a leader in social media, with a top-tier presence on Facebook, Instagram and Twitter. We also have a growing network of social influencers, who promote the Atkins philosophy in their targeted blogs. We believe that social media is a cost-effective way of continuing to attract and retain these core consumers. We expect that our recently improved Atkins brand website and mobile application will continue to attract core consumers, including millennials, to our Atkins products. We believe that our ongoing efforts to educate consumers about the benefits of a lower carbohydrate lifestyle will further reinforce the brand to core consumers who are focused on a programmatic approach to weight management.

        Further develop marketing strategy to reach self-directed low carbohydrate consumers.    We intend to continue to make focused changes to our approach to consumer outreach. According to an Information Resources, Inc. ("IRI") study, over 50% of our current consumers are self-directed low carbohydrate eaters (not on a program diet) who buy and consume our products, despite the fact that historically, Atkins' marketing and advertising have not been targeted towards them. Based on a study we conducted in January 2016, we believe that the addressable market for our products is expandable from approximately 8 million low carbohydrate, program weight management consumers to approximately 46 million consumers, including individuals focused on self-directed weight management and those who have adopted a low carbohydrate approach to eating unrelated to weight management. Management expects that the brand's redesigned marketing and advertising, such as our food-focused television advertising, will continue to be effective at reaching the large addressable market of self-directed low carbohydrate consumers. Additionally, social media continues to be an important component of our marketing tools and we have an active and growing presence on key social channels such as Facebook, Instagram and Twitter. During the fifty-three weeks ended August 31, 2019, we had approximately 9 million new visitors to our www.atkins.com website.

        Innovate and expand the portfolio of product offerings to meet consumer demands for "cleaner labels," higher protein products and new product forms.    Management expects that our ongoing efforts to meet consumer demands for "cleaner labels," will be effective at reaching self-directed low carbohydrate consumers, who are focused on weight management as part of overall health, wellness and "clean eating." Management is committed to continually finding new and innovative formulations to reduce the number of product ingredients, as well as using "better for you" ingredients like nuts, fiber and whey protein in its existing products, while maintaining and improving taste and quality. In addition, we intend to continue to enhance, strengthen and expand our product offerings with new and innovative flavors and forms, simple ingredients and packaging alternatives, all while maintaining a commitment to delivering products that meet our nutritional profile and provide the convenience that consumers crave. Our in-house research and development laboratory allows us to develop new products internally and bring them to market quickly through our contract manufacturing network without diverging from high standards of taste, quality, safety and nutritional content. Additionally, we intend to satisfy developing consumer demands through the pursuit of merger and acquisition transactions, such as the December 2016 acquisition of Wellness Foods, a Canada-based developer, marketer and seller of the

SimplyProtein® brand that is focused on "cleaner label," protein-rich, and low-sugar products and our pending acquisition of Quest.

        Expand distribution in white space opportunities.    In the fifty-three weeks ended August 31, 2019, approximately 79% of Atkins' gross sales in the U.S. were through the mass retailer and grocery distribution channels. Management team believes there is opportunity for the brand to further penetrate other distribution channels such as convenience and club stores. Management also believes that the development of the SimplyProtein® brand will allow us to expand distribution into the natural and specialty channel. In addition, while shoppers have become heavy consumers of e-commerce purchases generally, only approximately 5% of Atkins' gross sales for the fifty-three weeks ended August 31, 2019 were through its e-commerce channel. We intend to leverage our brand recognition to further develop the distribution channels through which we reach consumers, including through the expansion of the e-commerce channel.

        Leverage platform to expand in attractive food and snacking categories.    Management believes the fragmented snacking category presents a substantial opportunity for consolidation and the opportunity to build, through disciplined acquisitions, a leading platform in the snacking space and broader food category. As a leader in nutritious snacking, we believe we have the unique capability to leverage our operating platform and customer relationships to expand beyond the Atkins brand. Our experienced management team has deep expertise in brand building to expand the business into additional brands and products in the snacking segment. Over time, we expect to continue seeking to identify and evaluate acquisition opportunities to complement our platform, and we see significant opportunity for growth and synergies in complementary adjacent snacking categories such as the "better-for-you" eating space.

Recent Developments

Quest Acquisition

        On August 21, 2019, we entered into an agreement (the "Purchase Agreement") to acquire Quest Nutrition, LLC ("Quest"), a healthy lifestyle food company (the "Acquisition"). The Acquisition is expected to close by the end of 2019, subject to satisfaction of customary closing conditions. This offering is not contingent on the completion of the Acquisition and there is no financing condition for the Acquisition.

        We expect to realize several benefits from the Acquisition, including the following:

  •
  Highly Attractive, Complementary Portfolio of Nutritional Snacking Brands.  Quest's products—primarily, bars, cookies, chips and pizza—compete in many of the attractive, fast growing sub-segments within the nutritional snacking category. Quest has an extremely loyal following and favorable demographic profile with strong appeal among consumers 18-44 years old with almost no overlap with our existing customers.

  •
  Scalable, Growth-Oriented Platform.  Given Quest's growth trajectory, innovation pipeline and identified cost synergies, we believe there is financial flexibility to continue investing in the Quest business and expand margins that should, over time, be relatively similar to Simply Good Foods.

  •
  Enhances Innovative Culture to Deliver on Shared Mission.  This transaction will enable Simply Good Foods to benefit from Quest's effectiveness within e-commerce, social platforms, specialty and other non-tracked distribution channels, while Quest will benefit from Simply Good Foods' expertise in building distribution in food/drug/mass channels and growing brand awareness via broad reach media.

  •
  Achievable Synergies.  The transaction delivers on key growth criteria while achieving an estimated $20 million in cost synergies over three years by leveraging efficiencies of scale.

  •
  Financial Overview.  The strategic acquisition of Quest provides Simply Good Foods with additional scale and is complementary to the Company's long-term net sales and adjusted EBITDA growth algorithm. Additionally, the combination is expected to be accretive to cash earnings per share in year one.

Financing of the Acquisition

        We intend to use the net proceeds from this offering to pay a portion of the purchase price and related fees and expenses for the Acquisition. We plan to fund the remainder of the Acquisition by using approximately $265 million of cash on hand and committed financing pursuant to debt commitments from Barclays, Credit Suisse and Goldman Sachs.

Preliminary Results

        Our audited consolidated financial statements for the 53 weeks ended August 31, 2019 are not yet available. We have presented preliminary estimated results of certain of our financial metrics below for the 53 weeks ended August 31, 2019 based on information currently available to management. Our financial closing procedures for the 53 weeks ended August 31, 2019 are not yet complete. As a result, our actual results for the 53 weeks ended August 31, 2019 may differ materially from the preliminary estimated financial results set forth below upon the completion of our financial closing procedures, final adjustments, and other developments that may arise prior to the time our financial results are finalized. You should not place undue reliance on these estimates. The preliminary estimated financial results set forth below have been prepared by, and are the responsibility of, management and are based on a number of assumptions. Our independent registered certified public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary estimated financial results. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. See "Risk Factors" and and "Cautionary Note Regarding Forward-Looking Statements" for additional information regarding factors that could result in differences between the preliminary estimated results of certain of our financial metrics that are presented below and the actual financial results we will report for the 53 weeks ended August 31, 2019.

        The preliminary estimated financial results set forth below should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. We will not publicly file our actual audited consolidated financial statements and related notes for the 53 weeks ended August 31, 2019 with the SEC until after the consummation of this offering. In addition, the preliminary estimated financial results set forth below are not necessarily indicative of results we may achieve in any future period. While we currently expect that our actual results will be consistent with the results described below, it is possible that our actual results may not be consistent with the results we currently estimate.

        We anticipate net sales and Adjusted EBITDA(1) for the 53 weeks ended August 31, 2019, to be slightly greater than the outlook we provided in our fiscal third quarter earnings release. Specifically, on July 2, 2019, the Company anticipated that full year fiscal 2019 net sales and Adjusted EBITDA(1) growth would be similar to the nine-month year-to-date percentage increases of 18.9% and 23.3%, respectively. As previously discussed, fiscal 2019 results include the benefit of a fifty-third week which we believe is approximately a 2% benefit to fiscal 2019 net sales growth.

(1)
See the discussion of Adjusted EBITDA below.

Adjusted EBITDA

        Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Simply Good Foods defines Adjusted EBITDA (earnings before interest, tax, depreciation, and amortization) as net income before interest expense, income tax expense (benefit), depreciation and amortization with further adjustments to exclude the following items: stock-based compensation expense, business transaction costs, restructuring costs, change in fair value of contingent consideration—TRA liability, gain on settlement of TRA liability and other non-core expenses. The Company believes that the inclusion of these supplementary adjustments in presenting Adjusted EBITDA are appropriate to provide additional information to investors and reflects more accurately operating results of the on-going operations. Adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in calculation. We have not provided reconciliations of preliminary Adjusted EBITDA to the most comparable GAAP measure of net income as it is not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income, including restructuring actions, asset impairments, and income tax valuation adjustments.

Corporate Information

        We were incorporated in the State of Delaware in March 2017 in order to become the parent company of NCP-ATK Holdings, Inc. following the consummation of the business combination (the "Business Combination") with Conyers Park Acquisition Corp., a blank check company incorporated in the State of Delaware in April 2016 ("Conyers Park"). On July 7, 2017, we consummated the Business Combination and, in connection therewith, became a successor issuer to Conyers Park by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        As of the end of our fiscal year ended August 31, 2019, we no longer qualified as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, as amended. As a result, we are no longer entitled to take advantage of specified reduced disclosure and other requirements afforded to emerging growth companies.

        Our principal executive offices are located at 1225 17th Street, Suite 1000, Denver, CO 80202, and our telephone number is (303) 633-2840. Our Simply Good Foods website address is www.thesimplygoodfoodscompany.com. Information contained on any of our websites is not a part of this prospectus supplement and the inclusion of any of our websites addresses in this prospectus supplement is an inactive textual reference only.

 THE OFFERING

Issuer	The Simply Good Foods Company
Securities offered by us	13,379,205 shares of Common Stock
Shares of Common Stock outstanding after this offering	95,294,519 shares of Common Stock
Use of proceeds

We estimate that our net proceeds from this offering, after underwriting discounts and commissions and estimated offering fees and expenses, will be approximately $                 million. We intend to use the net proceeds from this offering:

• to pay a portion of the purchase price and related fees and expenses for the Acquisition; and
• for other general corporate purposes, if the Acquisition is not consummated.
See "Use of Proceeds."
Risk factors

See the section entitled "Risk Factors" beginning on page S-8 of this prospectus supplement and beginning on page 3 of the accompanying prospectus, and other information included in this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq symbol	"SMPL"

        The number of shares of our Common Stock outstanding after completion of this offering is estimated based on approximately 81,915,314 shares outstanding as of October 4, 2019. All information in this prospectus supplement relating to the number of shares of our Common Stock outstanding excludes (i) shares reserved for future issuance under our 2017 Omnibus Incentive Plan, (ii) shares issuable upon the exercise of outstanding options or warrants and (iii) shares issuable upon the vesting and settlement of outstanding restricted stock units.

RISK FACTORS

        Any investment in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the risks described below and in the Company's most recent Annual Report on Form 10-K filed with the SEC, as amended or supplemented by subsequent Quarterly Reports on Form 10-Q, which is incorporated by reference herein, and which may be amended, supplemented or superseded from time to time by other documents we file with the SEC in the future. See "Where You Can Find More Information" and "Incorporation by Reference of Certain Documents." The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition. As a result, the trading price of our Common Stock may decline, and you might lose part or all of your investment.

        The risks and uncertainties we describe are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our Common Stock and the loss of all or part of your investment.

Risks Related to the Acquisition

If we fail to complete the Acquisition, we will not recognize the benefits we describe in this prospectus supplement.

        Although we have entered into the Purchase Agreement with respect to our acquisition of Quest and its affiliated companies, we cannot guarantee when, or whether the Acquisition will be completed. The closing of the Acquisition is subject to customary conditions and the Acquisition may not be completed as contemplated, or at all. This offering is not contingent or in any way dependent on the completion of the Acquisition. Accordingly, by purchasing our Common Stock, you are investing in the Company on a stand-alone basis, without the business of Quest, if we do not consummate the Acquisition. If the Acquisition is not completed, the net proceeds from this offering will be used in the discretion of our management for general corporate purposes, which may include other potential acquisitions, expansion of our operations, repayment of existing debt, share repurchases or other uses. See "—Risks Related to the Company's Common Stock and the Offering—We have not identified any specific use of the net proceeds of this offering of Common Stock in the event the Acquisition is not completed." If we are unable to complete the Acquisition, we may not realize many of the benefits that are described in this prospectus supplement, and the value of our Common Stock could be impaired.

We may not realize the expected benefits of the Acquisition because of integration difficulties and other challenges.

        The success of the Acquisition will depend, in part, on our ability to realize all or some of the anticipated benefits from integrating Quest's business with our existing businesses. The integration process may be complex, costly and time-consuming. The difficulties of integrating the operations of Quest's business include, among others:

  •
  failure to implement our business plan for the combined business;

  •
  unanticipated issues in integrating manufacturing, logistics, information, communications and other systems;

  •
  possible inconsistencies in standards, controls, procedures and policies, and compensation structures between Quest's structure and our structure;

  •
  failure to retain key customers and suppliers;

  •
  unanticipated changes in applicable laws and regulations;

  •
  failure to retain key employees, and the complexities associated with integrating personnel from another company

  •
  operating risks inherent in Quest's business and our business;

  •
  diversion of management's attention from other business concerns;

  •
  increasing the scope, geographic diversity and complexity of our operations; and

  •
  unanticipated issues, expenses and liabilities.

        We may not be able to maintain the levels of revenue, earnings or operating efficiency that each of Simply Good Foods and Quest had achieved or might achieve separately. In addition, we may not accomplish the integration of Quest's business smoothly, successfully or within the anticipated costs or timeframe. If we experience difficulties with the integration process, the anticipated benefits of the Acquisition may not be realized fully, or at all, or may take longer to realize than expected.

We face risks associated with the Purchase Agreement in connection with the Acquisition.

        In connection with the Acquisition, we will be subject to substantially all the liabilities of Quest that are not satisfied on or prior to the closing date. There may be liabilities that we underestimated or did not discover in the course of performing our due diligence investigation of Quest. Under the Purchase Agreement, the sellers have agreed to provide us with a limited set of representations and warranties. Our sole remedy from the sellers for any breach of those representations and warranties is an action for indemnification. Damages resulting from a breach of a representation or warranty could have a material and adverse effect on our financial condition and results of operations.

As a private company, Quest may not have in place an adequate system of internal control over financial reporting that we will need to manage that business effectively as part of a public company.

        None of Quest and its affiliated companies have previously been subject to periodic reporting as a public company. There can be no assurance that Quest has in place a system of internal control over financial reporting that is required for public companies, and that will be required of us with respect to Quest when the Acquisition is completed. Establishing, testing and maintaining an effective system of internal control over financial reporting requires significant resources and time commitments on the part of our management and our finance and accounting staff, may require additional staffing and infrastructure investments, and would increase our costs of doing business. Moreover, if we discover aspects of Quest's internal controls that need improvement, we cannot be certain that our remedial measures will be effective. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm our operating results or increase our risk of material weaknesses in internal controls over financial reporting.

We will incur substantial indebtedness in order to finance the Acquisition, which could adversely affect our business and limit our ability to plan for or respond to changes in our business.

        In connection with the Acquisition, we have debt commitments with certain lenders. These debt commitments are subject to certain conditions, and we cannot assure you that those conditions will be satisfied. Upon consummation of the Acquisition, we will have substantially more indebtedness than has been the case for us historically. Our ability to make payments on and to refinance our debt obligations and to fund planned capital expenditures depends on our ability to generate cash from our future operations. This, to a certain extent, is subject to financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, if we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances, any of which could impede the implementation of our business strategy, prevent us from entering into transactions that would otherwise benefit our business and/or have a material adverse effect on our financial condition and results of operations. We may not be able to refinance our indebtedness or take such other actions, if necessary, on commercially reasonable terms, or at all.

We cannot guarantee the lenders will provide sufficient financing under the debt commitments to finance the Acquisition.

        In connection with the Acquisition, we have debt commitments with certain lenders. These debt commitments are subject to certain conditions and we cannot assure you that those conditions will be satisfied. There can also be no assurance that sufficient financing will be available at the time of the closing of the Acquisition, or that the lender counterparties in any such commitments will honor their contractual commitments. If we need additional capital and cannot raise it on acceptable terms, or at all, we may not be able to complete the Acquisition.

We will incur significant transaction and acquisition-related costs in connection with the Acquisition, whether or not it is completed.

        We have already incurred significant costs, and expect to incur significant additional costs associated with the Acquisition. The substantial majority of these costs will be non-recurring transaction expenses and costs. These non-recurring costs and expenses are not reflected in the financial information included in this prospectus supplement. These costs will reduce the amount of cash otherwise available for the payment of our debt and other corporate purposes.

Our actual operating results may differ significantly from the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

        From time to time we have made or may make forward-looking statements regarding our future performance, the future performance of Quest, the combined company or the impacts and effects of the Acquisition on our or the combined company's operations, that represent our management's best estimates as of the date the forward-looking statements are made. These forward-looking statements are prepared by our management and are qualified by, and subject to, the assumptions and the other information contained or referred to in the filing or release in which they are made. Neither our independent registered public accounting firm nor any other independent expert or outside party compiles or examines these forward-looking statements and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.

        Any such forward-looking statements are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change.

        Any such forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions of the forward-looking statements made by us will not materialize or will vary significantly from actual results. Accordingly, our forward-looking statements are only an estimate of what management believes is realizable as of the date the statements are made. Actual results will vary from our forward-looking statements and the variations may be material. Investors should also recognize that the reliability of any forecasted financial data diminishes the further in the future that the data is forecast. In light of the foregoing, investors are urged to put the forward-looking statements in context and not to place undue reliance on them.

        Any failure by us or the combined company to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in this prospectus supplement could result in the actual operating results being different than the forward-looking statements we have made about, among other things, our and the combined company's performance after giving effect to the

Acquisition or any impacts of the Acquisition on our or the combined company's results of operations, and such differences may be adverse and material. In addition, we have disclosed, and may from time to time disclose or announce, potential synergies that may be obtained in the future as a result of the Acquisition or other closed and pending acquisitions, including measures of revenue, cost, Adjusted EBITDA, earnings per share and profitability that give effect to potential synergies (and such measures of revenue, cost, earnings per share, profitability and Adjusted EBITDA). Our determination of potential synergies is based upon various assumptions and estimates that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control, and are based upon specific assumptions with respect to future business decisions, some of which will change. We cannot guarantee that we will necessarily generate all of the anticipated synergies from the Acquisition or any other acquisition we may enter into. All disclosures regarding synergies (and such measures of revenue, cost, earnings per share, profitability and Adjusted EBITDA) included or incorporated by reference in this prospectus supplement and the accompanying prospectus should be reviewed together with the "Risk Factors" included in and incorporated by reference in this prospectus supplement and the accompanying prospectus and the disclosure set forth herein under "Cautionary Note About Forward-Looking Statements."

Risks Related to the Company's Common Stock and the Offering

We have not identified any specific use of the net proceeds of this offering of Common Stock in the event the Acquisition is not completed.

        Consummation of the Acquisition is subject to a number of conditions and, if the Purchase Agreement is terminated for any reason, our board of directors and management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that result in an increase to the market price of our Common Stock. Though we intend to use the net proceeds from this offering to fund a portion of the Acquisition purchase price and to pay related fees and expenses, we have not identified a specific use for the proceeds in the event the Acquisition does not occur. In such event, any funds received may be used by us for any general corporate purpose, which may include other potential acquisitions, expansion of our operations, repayment of existing debt, share repurchases or other uses. The failure of our management to use the net proceeds from this offering of Common Stock effectively could have a material adverse effect on our business and may have an adverse effect on our earnings per share.

Our stock price may be volatile.

        Our Common Stock is traded on Nasdaq. The market price of our Common Stock has fluctuated in the past and could fluctuate substantially in the future, based on a variety of factors, including future announcements covering us or our key customers or competitors, government regulations, litigation, changes in earnings estimates by analysts, fluctuations in quarterly operating results or general conditions in our industry and may be exacerbated by the fact that there has historically been limited trading volume in our Common Stock. Furthermore, stock prices for many companies fluctuate widely for reasons that may be unrelated to their operating results. Those fluctuations and general economic, political and market conditions, such as recessions or international currency fluctuations and demand for our services, may adversely affect the market price of our Common Stock.

There may be future sales or other dilution of the Company's equity, which may adversely affect the market price of our Common Stock.

        We are not generally restricted from issuing additional shares of Common Stock, or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock. The issuance of any additional shares of Common Stock or preferred shares or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock or the exercise of such securities could be substantially dilutive to holders of our Common Stock. Additionally, 6,700,000 warrants to purchase our Common Stock on a one-for-one basis for an exercise price of $11.50 per share are outstanding. To the extent such warrants are exercised, additional shares of our Common Stock will be issued, which will result in dilution to our existing shareholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock.

        The market price of our Common Stock could decline as a result of this offering as well as sales of our Common Stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of future offerings. Thus, our stockholders bear the risk of future offerings reducing the market price of our Common Stock and diluting their holdings in the Company.

The Company's board of directors may issue, without stockholder approval, preferred stock with rights and preferences superior to those applicable to our Common Stock.

        The Company's Amended and Restated Certificate of Incorporation includes a provision for the issuance of preferred stock, which may be issued in one or more series, with each series containing such rights and preferences as the board of directors may determine from time to time, without prior notice to or approval of stockholders. Among others, such rights and preferences might include the rights to dividends, liquidation preferences and rights to convert into Common Stock. The rights and preferences of any such series of preferred stock, if issued, may be superior to the rights and preferences applicable to the Common Stock and might result in a decrease in the price of our Common Stock.

USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $             million, after deducting underwriting discounts and commissions and our estimated fees and expenses for this offering. We intend to use these net proceeds to pay a portion of the purchase price and related fees and expenses for the Acquisition. If we do not consummate the Acquisition, we intend to use the net proceeds from this offering for general corporate purposes, including other potential acquisitions, expansion of our operations, repayment of existing debt, share repurchases or other uses.

 PRICE RANGE OF COMMON STOCK

        Our Common Stock is listed on Nasdaq under the symbol "SMPL." On October 4, 2019, the last reported sale price of our Common Stock on Nasdaq was $27.26. The following tables provide the high and low sales price per common share during the periods indicated, as reported on the Nasdaq.

	High	Low
Fiscal year ended August 29, 2020
First quarter (through October 4, 2019)	$31.34	$26.94
Fiscal year ended August 31, 2019
Fourth quarter	$30.37	$21.14
Third quarter	$23.29	$19.13
Second quarter	$21.36	$16.55
First quarter	$20.75	$16.92
Fiscal year ended August 25, 2018
Fourth quarter	$18.24	$12.96
Third quarter	$14.98	$12.14
Second quarter	$16.01	$12.45
First quarter	$13.06	$10.93
Fiscal year ended August 26, 2017
Fourth quarter (Beginning on July 5, 2017)	$12.49	$9.94

        As of October 4, 2019, there were 81,915,314 shares of Common Stock issued and outstanding and there were approximately 19 holders of record of our Common Stock.

 DIVIDEND POLICY

        We have never declared or paid, and do not anticipate declaring or paying, any cash dividends on our Common Stock in the foreseeable future. While our board of directors may consider whether or not to institute a dividend policy, it is our present intention to retain any earnings for use in our business operations. Additionally, the credit facilities governing our debt contain certain financial and other covenants that limit our ability to, among other things, pay dividends, subject to customary exceptions materially consistent with credit facilities of such type and size.

 CERTAIN MATERIAL TAX CONSEQUENCES FOR NON-UNITED STATES HOLDERS OF THE SHARES OF COMMON STOCK

        The following is a general summary of certain U.S. federal income and estate tax consequences to non-U.S. holders, as defined below, of the ownership and disposition of shares of our Common Stock. This summary deals only with shares of our Common Stock that are purchased by a non-U.S. holder in this offering and that will be held by such non-U.S. holder as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, (the "Code") (generally, property held for investment).

        For purposes of the discussion regarding U.S. federal income tax consequences, a "non-U.S. holder" means a beneficial owner of shares of our Common Stock that, for U.S. federal income tax purposes, is not any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  an entity treated as a corporation created or organized (or deemed to be created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  any entity or arrangement treated as a partnership;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

        If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership considering an investment in shares of our Common Stock, you should consult your tax advisors.

        This summary is based upon provisions of the Code, applicable U.S. Treasury regulations promulgated thereunder, rulings and other administrative pronouncements and judicial decisions, all as of the date hereof. These authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. We cannot assure you that a change in law will not significantly alter the tax considerations described in this summary.

        This summary does not address all aspects of U.S. federal income and estate taxation (such as the alternative minimum tax or the unearned income Medicare contribution tax) and does not address any aspects of other U.S. federal taxes (such as gift taxes) or state, local or non-U.S. taxes that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, this summary does not describe the U.S. federal income tax consequences applicable to you if you are subject to special treatment under U.S. federal income tax laws (including but not limited to if you are a U.S. expatriate or an entity subject to the U.S. anti-inversion rules, a bank or other financial institution, an insurance company, a tax-exempt organization, a trader, broker or dealer in securities or currencies, a regulated investment company, a real estate investment trust, a "controlled foreign corporation," a "passive foreign investment company," an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our Common Stock as compensation or otherwise in connection with the performance of services, or a person who has acquired shares of our Common Stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment).

        We have not sought and do not expect to seek any rulings from the U.S. Internal Revenue Service (the "IRS") regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the ownership or disposition of shares of our Common Stock that differ from those discussed below.

        The discussion below assumes that no item of income or gain in respect of shares of our Common Stock at any time will be effectively connected with a U.S. trade or business conducted by a non-U.S. holder. If you are a non-U.S. holder conducting a U.S. trade or business and your income or gain in respect of shares of our Common Stock is effectively connected with such U.S. trade or business (and, if an applicable tax treaty requires, is attributable to your U.S. permanent establishment or fixed base maintained by you in the United States), with respect to your ownership and disposition of our Common Stock you generally will be treated as a U.S. person for U.S. federal income tax purposes and subject to the U.S. federal income tax (including branch profits tax) consequences applicable to U.S. persons who hold shares of our Common Stock. If you are a non-U.S. holder holding our shares of Common Stock as described in the preceding sentence, you should consult your tax advisor regarding the U.S. federal income tax (including branch profits tax) consequences resulting from your investment in shares of our Common Stock and the certification and disclosure requirements applicable to you, as well as the potential impact of any applicable income tax treaty.

        This summary is for general information only and is not intended to constitute a complete description of all U.S. federal income and estate tax consequences for non-U.S. holders relating to the ownership and disposition of shares of our Common Stock. If you are considering the purchase of shares of our Common Stock, you should consult your tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership and disposition of shares of our Common Stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Dividends

        In general, cash distributions on shares of our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent any such distributions exceed both our current and our accumulated earnings and profits, they will first be treated as a return of capital reducing your tax basis in our Common Stock (determined on a share by share basis), but not below zero, and thereafter will be treated as gain from the sale of stock (the treatment of which is discussed below under "—Gain on Disposition of Shares of Common Stock").

        As discussed under "Dividend Policy" above, we do not currently anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. In the event that we do pay dividends on shares of our Common Stock, subject to the discussions below of backup withholding and FATCA (as defined below), such dividends paid to a non-U.S. holder generally will be subject to a U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder of shares of our Common Stock who wishes to claim the benefit of an applicable treaty rate (and avoid backup withholding, as discussed below) for dividends generally will be required (a) to complete IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a "United States person" as defined under the Code and is eligible for treaty benefits, or (b) if shares of our Common Stock are held through certain non-U.S. intermediaries (including certain non-U.S. partnerships), to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. This certification must be provided to us (or, if applicable, our paying agent) prior to the payment to the non-U.S. holder of any dividends, and may be required to be updated periodically.

        A non-U.S. holder of shares of our Common Stock that does not timely furnish required documentation, but is eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Gain on Disposition of Shares of Common Stock

        Subject to the discussions below of backup withholding and FATCA (as defined below), any gain realized by a non-U.S. holder on the sale or other disposition of shares of our Common Stock generally will not be subject to United States federal income tax, unless:

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition, and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate specified by an applicable income tax treaty) on the individual's net U.S.-source capital gain for the year; or

  •
  we are or have been a U.S. real property holding corporation (a "USRPHC") for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held shares of our Common Stock (the "applicable period").

        We will be a USRPHC if at any time that the fair market value of our "United States real property interests," as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of other business assets, there can be no assurance that we are not currently or will not become a USRPHC in the future. Even if we are or become a USRPHC, so long as our Common Stock is regularly traded on an established securities market, a non-U.S. holder will be subject to U.S. federal income tax on any gain not otherwise taxable only if such non-U.S. holder actually or constructively owned more than five percent of our outstanding Common Stock at some time during the applicable period, but there can be no assurance that our Common Stock will be treated as regularly traded on an established securities market. You should consult your tax advisor about the consequences that could result if we are, or become, a USRPHC.

Information Reporting and Backup Withholding

        The amount of dividends paid to each non-U.S. holder, and the tax withheld with respect to such dividends generally will be reported annually to the IRS and to each such holder, regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.

        A non-U.S. holder generally will be subject to backup withholding with respect to dividends paid to such holder unless such holder certifies under penalty of perjury (generally on an applicable IRS Form W-8) that it is not a "United States person" as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is such a United States person), or such holder otherwise establishes an exemption.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition by a non-U.S. holder of shares of our Common Stock within the

United States or conducted through certain U.S.-related financial intermediaries unless such non-U.S. holder certifies under penalty of perjury that it is not a "United States person" as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is such a United States person), or such holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

FATCA Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act ("FATCA")) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, FATCA may impose a withholding tax of 30% on dividend income from our Common Stock and, subject to the regulatory guidance described below, on the gross proceeds of a sale or other disposition of our Common Stock, in each case, paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, including providing sufficient documentation evidencing its compliance (or deemed compliance with FATCA), (ii) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Alternatively, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a non-U.S. holder of our Common Stock might be eligible for refunds or credits of such withholding taxes, and a non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits.

        Under the applicable U.S. Treasury regulations, withholding under FATCA generally applies to payments of dividends on shares of our Common Stock. FATCA withholding may also apply to payments of gross proceeds of dispositions of our Common Stock, although under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds. Non-U.S. holders should consult their tax advisors regarding the potential application of withholding under FATCA on their investment in our Common Stock.

U.S. Federal Estate Tax

        Shares of our Common Stock that are owned (or deemed to be owned) at the time of death by a non-U.S. holder (as specifically defined for U.S. federal estate tax purposes) who is an individual will be includable in such non-U.S. holder's taxable estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

        THE SUMMARY OF CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF OWNING AND DISPOSING OF OUR COMMON STOCK.

UNDERWRITING

        Goldman Sachs & Co. LLC is acting as underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriter, the underwriter has agreed to purchase 13,379,205 shares of Common Stock from us.

        The underwriting agreement provides that the obligation of the underwriter to purchase and accept for delivery the shares offered hereby is subject to certain conditions and that the underwriter is obligated to purchase and accept all of the shares of Common Stock offered hereby if any of the shares are purchased.

        The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer's certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The underwriter proposes to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession not in excess of $        per share. After the public offering of the shares of Common Stock, the offering price and other selling terms may be changed by the underwriter. The offering of the shares of Common Stock by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriter.

        The following table summarizes the compensation to be paid to the underwriter:

	Per Share	Total
Underwriting Discounts and Commissions paid by us	$	$

        We estimate that total expenses payable by us with respect to this offering, excluding underwriting discounts and commissions, will be approximately $            . We have agreed to reimburse the underwriter for expenses of approximately $15,000 related to clearance of this offering with the Financial Industry Regulatory Authority, Inc., or FINRA.

        We have agreed to indemnify the underwriter and its respective directors, officers, employees and agents against certain liabilities in respect of the offering, and to contribute to payments that the underwriter may be required to make in respect thereof.

        We and our executive officers and directors have agreed not to sell or transfer any shares of Common Stock or securities convertible into, exchangeable for, exercisable for, or repayable with Common Stock, for 45 days after the date of this prospectus supplement, with certain limited exceptions, without first obtaining the written consent of the underwriter. This lock-up provision also applies to shares of Common Stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

        In connection with the offering, the underwriter may purchase and sell our Common Stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. The underwriter's purchases to cover the short sales may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.

        Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        In connection with this offering, the underwriter may engage in passive market making transactions in our Common Stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of shares of Common Stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Common Stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and may end passive market making activities at any time.

        In connection with the offering, the underwriter may distribute prospectuses by electronic means, such as email.

        The underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial or advisory services for us for which services they have received, and may receive in the future, customary fees. In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Additionally, the underwriter or its respective affiliates are agents and/or lenders under our credit facilities, for which they have received or expect to receive customary compensation. In addition, the underwriter or its respective affiliates have provided the debt commitments to finance a portion of the consideration for the Acquisition and will be entitled to customary fees and reimbursement of expenses in connection therewith upon consummation of the Acquisition. The debt commitments will be reduced on a dollar-for-dollar basis by 100% of the gross cash proceeds from this offering. See "Summary—Recent Developments—Financing of the Acquisition." The underwriter or its respective affiliates may participate in any debt offering and, if so, will be entitled to customary fees in connection therewith.

Foreign Selling Restrictions

European Economic Area

        In relation to each member state of the European Economic Area, no offer of ordinary shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a "qualified investor" within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

        The Company, our representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

        This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

        For the purposes of this provision, the expression an "offer of ordinary shares to the public" in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000. This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

        In relation to its use in the Dubai International Financial Centre, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares may not be offered or sold directly or indirectly to the public in the Dubai International Financial Centre.

Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

        The shares of Common Stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of Common Stock have been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

        The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except:

  (i)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (ii)
  where no consideration is or will be given for the transfer;

  (iii)
  where the transfer is by operation of law; or

  (iv)
  as specified in Section 276(7) of the SFA.

Canada

        The shares of Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

        The validity of the Common Stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York. The underwriter has been represented by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

        The consolidated financial statements of The Simply Good Foods Company and subsidiaries appearing in The Simply Good Foods Company and subsidiaries Annual Report (Form 10-K) for the fiscal year ended August 25, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Voyage Holdings, LLC and its subsidiaries appearing in the Company's Current Report (Form 8-K), filed on September 30, 2019, as of and for the years ended December 31, 2018, 2017 and 2016, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein (which report expresses an unmodified opinion on the 2018, 2017 and 2016 financial statements and includes an emphasis-of-matter paragraph regarding going concern). Such consolidated financial statements have been incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements, and other information with the SEC. These documents may be accessed through the SEC's electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC's home page on the Internet at www.sec.gov. Our filings with the SEC are also available on our Simply Good Foods website at www.thesimplygoodfoodscompany.com. The information on any of our websites is not incorporated by reference in this prospectus supplement and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

 INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus supplement and accompanying prospectus (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended August 25, 2018, filed with the SEC on October 24, 2018;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended November 24, 2018, February 23, 2019 and May 25, 2019, filed with the SEC on January 3, 2019, April 4, 2019 and July 2, 2019, respectively;

  •
  our Current Reports on Form 8-K filed with the SEC on October 4, 2018, November 8, 2018, November 13, 2018, November 16, 2018, December 20, 2018, January 28, 2019, February 28, 2019, June 13, 2019, July 24, 2019, August 22, 2019 and September 30, 2019;

  •
  the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 7, 2018, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended August 25, 2018, filed with the SEC on October 24, 2018; and

  •
  the description of our Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on June 15, 2017, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

The Simply Good Foods Company
1225 17th Street, Suite 1000
Denver, Colorado 80202
Attention: Corporate Secretary
(303) 633-2840

PROSPECTUS

$400,000,000

THE SIMPLY GOOD FOODS COMPANY

Common Stock

        This prospectus relates to the issuance by us of up to $400,000,000 of our common stock, par value $0.01 per share (the "Common Stock").

        Our Common Stock is listed on The Nasdaq Capital Market ("Nasdaq") under the symbol "SMPL." On September 27, 2019, the last reported sale price of our Common Stock on Nasdaq was $28.72.

        Investing in our Common Stock involves risks that are described in the "Risk Factors" section beginning on page 3 of this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 4, 2019.

        You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus or in any prospectus supplement is accurate as of any date other than the date of such document. You should not assume that the information incorporated by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the date of such incorporated document.

        Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See "Information Incorporated By Reference."

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. When used anywhere in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein, the words "expect," "believe," "anticipate," "estimate," "intend," "plan" and similar expressions are intended to identify forward-looking statements. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution you that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not place undue reliance on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These forward-looking statements include, among other things:

  •
  our ability to continue to operate at a profit;

  •
  our ability to maintain current operation levels;

  •
  our ability to maintain and gain market acceptance for our products or new products;

  •
  our ability to capitalize on attractive opportunities;

  •
  our ability to respond to competition and changes in the economy; and

  •
  other risks and uncertainties indicated in this prospectus, in any applicable prospectus supplement and in the documents that are incorporated by reference herein or therein, including those set forth under the section entitled "Risk Factors" in this prospectus, in any applicable prospectus supplement and in the documents that are incorporated by reference herein or therein.

        These forward-looking statements are based on information available as of the date made, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the Securities and Exchange Commission ("SEC"). All forward-looking statements included or incorporated by reference in this prospectus are qualified entirely by the cautionary statements included or incorporated by reference in this prospectus and our other filings with the SEC. These risks and uncertainties or other important factors could cause actual results to differ materially from results expressed or implied by forward-looking statements contained or incorporated by reference in this prospectus. These forward-looking statements speak only as of the date made. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws, and investors should not rely on the forward-looking statements as representing the Company's views as of any date subsequent to the made.

        As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our Common Stock, see the section entitled "Risk Factors" in this prospectus, in any applicable prospectus supplement and in the documents that are incorporated by reference herein.

        Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

ii

 PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our Common Stock, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. You should read all such documents carefully, and you should pay special attention to the information contained under the caption entitled "Risk Factors" in this prospectus, any applicable prospectus supplement, in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, before deciding to buy shares of our Common Stock.

        Unless otherwise indicated or the context otherwise requires, references in this prospectus to "Simply Good Foods," "Atkins," the "Company," "we," "our," "us" and other similar terms refer to The Simply Good Foods Company and its consolidated subsidiaries.

        Unless otherwise specified, share calculations do not include any shares of Common Stock issuable upon the exercise of outstanding Private Placement Warrants (as defined herein) to purchase shares of Common Stock.

Business Overview

        Simply Good Foods is a growing developer, marketer and seller of branded nutritional foods and snacking products. Its highly-focused product portfolio consists primarily of nutrition bars, ready-to-drink ("RTD") shakes, snacks and confectionery products marketed under the Atkins®, SimplyProtein® and Atkins Endulge® brand names. Over the past 45 years, Atkins has become an iconic American brand that for many consumers stands for "low carb," "low sugar" and "protein rich" nutrition. The Atkins approach focuses on a healthy nutritional approach with reduced levels of carbohydrates and sugars and encourages the consumption of lean protein, fiber, fruits, vegetables, and good fats.

        In our core Atkins snacking business, we strive to offer a complete line of nutrition bars, RTD shakes and confections that satisfy hunger while providing consumers with a convenient, "better-for-you" snacking alternative. Our sales, marketing and R&D capabilities enable us to distribute products into a national customer base across the mass merchandiser, grocery and drug channels. We believe that Atkins' broad brand recognition, depth of management talent and strong cash generation position us to continue to innovate in the Atkins brand and acquire other brands, and thereby become an industry leading snacking platform. To that end, in December 2016, Atkins completed the acquisition of Wellness Foods, Inc., a Canada-based developer, marketer and seller of the SimplyProtein® brand that is focused on protein-rich and low-sugar products.

        Snacking occasions are on the rise as consumers crave convenient, healthy and delicious foods, snacks and meal replacements for their on-the-go lifestyles. We believe Atkins' emphasis on nutrition bars and RTD shakes positions us to capitalize on consumers' busy schedules. We believe a number of existing and emerging consumer trends within the U.S. food and beverage industry will continue to both drive the growth of the nutritional snacking category and increase the demand for Atkins' product offerings. Some of these trends include increased consumption of smaller, more frequent meals throughout the day, consumers' strong preference for convenient, "better-for-you" snacks, consumers' greater focus on health and wellness, and consumers' moves toward controlling carbohydrate and sugar consumption, as well as the trend of consumers seeking to add convenient sources of protein and fiber to their diets.

Corporate Information

        We were incorporated in the State of Delaware in March 2017 in order to become the parent company of NCP-ATK Holdings, Inc. following the consummation of the business combination (the "Business Combination") with Conyers Park Acquisition Corp., a blank check company incorporated in the State of Delaware in April 2016 ("Conyers Park"). On July 7, 2017, we consummated the Business Combination and, in connection therewith, became a successor issuer to Conyers Park by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        As of the end of our fiscal year ended August 31, 2019, we no longer qualified as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, as amended. As a result, we are no longer entitled to take advantage of specified reduced disclosure and other requirements afforded to emerging growth companies.

        Our principal executive offices are located at 1225 17th Street, Suite 1000, Denver, CO 80202, and our telephone number is (303) 633-2840. Our website address is www.thesimplygoodfoodscompany.com. Information contained on our website is not a part of this prospectus or any applicable prospectus supplement and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in or incorporated by reference into this prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

 USE OF PROCEEDS

        We intend to use net proceeds from any sale of Common Stock by us as set forth in the applicable prospectus supplement.

 DIVIDENDS

        We have never declared or paid, and do not anticipate declaring or paying, any cash dividends on our Common Stock in the foreseeable future. While our board of directors may consider whether or not to institute a dividend policy, it is our present intention to retain any earnings for use in our business operations.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Stock

        Our amended and restated certificate of incorporation authorizes us to issue up to 600,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), and 100,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock"). As of September 27, 2019, 81,915,314 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding.

Common Stock

Voting Rights

        Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Simply Good Foods stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Dividend Rights

        Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

        In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

Preemptive or Other Rights

        Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

        Simply Good Foods' board of directors is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of Common Stock outstanding are able to elect all of its directors.

Preferred Stock

        Our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. No shares of Preferred Stock are outstanding and we have no present plan to issue any shares of Preferred Stock.

Private Placement Warrants

        In connection with Conyers Park's initial public offering, Conyers Park Sponsor LLC (the "Sponsor") purchased from Conyers Park an aggregate of 6,700,000 warrants (including warrants required to be purchased in connection with the over-allotment option) at a price of $1.50 per warrant in a private placement that occurred simultaneously with the closing of the initial public offering (the "Private Placement Warrants"). Each Private Placement Warrant is exercisable for one whole share of our Common Stock at a price of $11.50 per share. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by Conyers Park Sponsor or its permitted transferees.

Our Transfer Agent and Warrant Agent

        The transfer agent and registrar for our Common Stock and the warrant agent for the Private Placement Warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation

        Pursuant to our amended and restated certificate of incorporation, we have elected to opt out of the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") regulating corporate takeovers and instead the amended and restated certificate of incorporation includes a provision that is substantially similar to Section 203 of the DGCL but carves out certain of our affiliates and their transferees from the definition of "interested stockholder" and makes certain related changes. This provision prevents us, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder (other than certain of our affiliates that are carved out of the provision pursuant to our amended and restated certificate of incorporation) who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder. A "business combination" includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

  •
  our board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Our amended and restated certificate of incorporation provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person will be able to gain control of our board only by successfully engaging in a proxy contest at three or more annual meetings.

        Our amended and restated certificate of incorporation does not allow stockholders to act by written consent.

        Our amended and restated certificate of incorporation provides that directors may be removed prior to the expiration of their terms by stockholders only for cause or upon the affirmative vote of at least 75% of the voting power of all outstanding shares of the Company.

        Our amended and restated certificate of incorporation requires that changes or amendments to our amended and restated certificate of incorporation or amended and restated bylaws must be approved by at least 75% of the voting power of our outstanding Common Stock.

        Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors; our board of directors is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and our advance notice procedures includes requirements that the stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders' meeting.

        Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

        Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder's counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Listing of Securities

        Our Common Stock is listed on Nasdaq under the symbol "SMPL."

PLAN OF DISTRIBUTION

        We may, from time to time, sell, transfer, distribute or otherwise dispose of shares of our Common Stock or interests in shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        We may use any one or more of the following methods when disposing of shares or interests therein:

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  one or more underwritten offerings;

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  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

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  directly to one or more purchasers;

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  through agents;

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  broker-dealers may agree with us to sell a specified number of such shares at a stipulated price per share; and

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  a combination of any such methods of sale.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

        Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.

        To the extent required, the shares of our Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        To facilitate the offering of the shares of our Common Stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        We may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

 LEGAL MATTERS

        Certain legal matters relating to the validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS

        The consolidated financial statements of The Simply Good Foods Company and subsidiaries appearing in The Simply Good Foods Company and subsidiaries Annual Report (Form 10-K) for the fiscal year ended August 25, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Voyage Holdings, LLC and its subsidiaries appearing in the Company's Current Report (Form 8-K), filed on September 30, 2019, as of and for the years ended December 31, 2018, 2017 and 2016, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein (which report expresses an unmodified opinion on the 2018, 2017 and 2016 financial statements and includes an emphasis-of-matter paragraph regarding going concern). Such consolidated financial statements have been incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC's electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC's home page on the Internet at www.sec.gov. Our filings with the SEC are also available on our website at www.thesimplygoodfoodscompany.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

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  our Annual Report on Form 10-K for the fiscal year ended August 25, 2018, filed with the SEC on October 24, 2018;

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  our Quarterly Reports on Form 10-Q for the fiscal quarters ended November 24, 2018, February 23, 2019 and May 25, 2019, filed with the SEC on January 3, 2019, April 4, 2019 and July 2, 2019, respectively;

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  our Current Reports on Form 8-K filed with the SEC on October 4, 2018, November 8, 2018, November 13, 2018, November 16, 2018, December 20, 2018, January 28, 2019, February 28, 2019, June 13, 2019, July 24, 2019, August 22, 2019 and September 30, 2019;

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  the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 7, 2018, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended August 25, 2018, filed with the SEC on October 24, 2018; and

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  the description of our Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on June 15, 2017, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

The Simply Good Foods Company
1225 17th Street, Suite 1000
Denver, Colorado 80202
Attention: Corporate Secretary
(303) 633-2840

13,379,205 Shares

Common Stock

Prospectus Supplement

Goldman Sachs & Co. LLC

                          , 2019